Exhibit (o)(5)

POWER OF ATTORNEY

The undersigned, Jane E. Trust (the “Principal”) hereby constitutes and appoints each of Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary D. Emmens, Barbara J. Allen, Angela N. Velez, Susan Lively and Tara E. Gormel (each, an “Agent” and collectively, the “Agents”), as her true and lawful representative and attorney-in-fact, in her name, place and stead, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason ETF Investment Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 333-206784), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the Principal as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. The Principal hereby represents and warrants to each Agent and agrees that, so long as the Principal remains a Trustee and/or officer of the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney without providing written advance notice to the Agents. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

IN WITNESS WHEREOF, this Power of Attorney has been duly executed by the following person in the capacity and as of the date indicated.

Principal	Date

/s/ Jane E. Trust	February 6, 2019
Jane E. Trust

POWER OF ATTORNEY

Each person whose signature appears below (each, a “Principal,” and collectively, the “Principals”) hereby constitutes and appoints each of Jane E. Trust, Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary D. Emmens, Barbara J. Allen, Angela N. Velez, Susan Lively and Tara E. Gormel (each, an “Agent” and collectively, the “Agents”), as his or her true and lawful representative and attorney-in-fact, in his or name, place and stead, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason ETF Investment Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 333-206784), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the Principals as a Trustee of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and each Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. Each Principal hereby represents and warrants to each Agent and agrees that, so long as the Principal remains a Trustee of the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney without providing written advance notice to the Agents. Revocation of this Power of Attorney by a Principal will not have the effect of a revocation of this Power of Attorney by any other Principal. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

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IN WITNESS WHEREOF, this Power of Attorney has been duly executed by the following persons in the capacities and as of the date(s) indicated.

/s/ Jane E. Trust	Trustee	February 6, 2019
Jane E. Trust

/s/ Paul R. Ades	Trustee	February 6, 2019
Paul R. Ades

/s/ Andrew L. Breech	Trustee	February 6, 2019
Andrew L. Breech

/s/ Dwight B. Crane	Trustee	February 6, 2019
Dwight B. Crane

/s/ Althea Duersten	Trustee	February 5, 2019
Althea Duersten

/s/ Stephen R. Gross	Trustee	February 27, 2019
Stephen R. Gross

/s/ Susan Heilbron	Trustee	February 25, 2019
Susan Heilbron

/s/ Frank Hubbard	Trustee	February 6, 2019
Frank Hubbard

/s/ Howard Johnson	Trustee	February 6, 2019
Howard Johnson

/s/ Jerome H. Miller	Trustee	February 6, 2019
Jerome H. Miller

/s/ Kenneth Miller	Trustee	February 6, 2019
Kenneth Miller

/s/ Thomas F. Schlafly	Trustee	February 6, 2019
Thomas F. Schlafly

POWER OF ATTORNEY

The undersigned, Richard F. Sennett (the “Principal”) hereby constitutes and appoints each of Christopher Berarducci, Jennifer S. Berg, and Robert Brault (each, an “Agent” and collectively, the “Agents”), as his true and lawful representative and attorney-in-fact, in his name, place and stead, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason ETF Investment Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 333-206784), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the Principal as an officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. The Principal hereby represents and warrants to each Agent and agrees that, so long as the Principal remains an officer of the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney without providing written advance notice to the Agents. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

IN WITNESS WHEREOF, this Power of Attorney has been duly executed by the following person in the capacity and as of the date indicated.

Principal	Date

/s/ Richard F. Sennett	February 6, 2019
Richard F. Sennett